                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Tractor Supply Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
        0-11.
    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement no.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                          [TRACTOR SUPPLY COMPANY LOGO]

                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217

To Our Stockholders:

         On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2001 Annual Meeting of Stockholders of Tractor Supply Company.

         As shown in the formal notice enclosed, the meeting will be held on Thursday, April 26, 2001, at 10:00 a.m. (central time) at our management headquarters in Nashville, Tennessee. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describes the specific business to be considered and voted upon at the Annual Meeting. The meeting will include a report on Tractor Supply Company's activities for the fiscal year ended December 30, 2000 and there will be an opportunity for comments and questions from stockholders.

         Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of stockholders who are late sending in their proxy cards.

         We look forward to seeing you at the Annual Meeting.


                                             Sincerely,

                                             /s/ Joseph H. Scarlett, Jr.

                                             Joseph H. Scarlett, Jr.
                                             Chairman of the Board
                                             and Chief Executive Officer

March 23, 2001

                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 366-4600


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 26, 2001


         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Tractor Supply Company, (the "Company"), will be held at the Company's management headquarters, 320 Plus Park Boulevard, Nashville, Tennessee, on Thursday, April 26, 2001, at 10:00 a.m. (central time) (the "Annual Meeting") for the following purposes:

         1. To elect two Class I Directors for a three-year term ending at the 2004 Annual Meeting of Stockholders;

         2. To ratify the reappointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending December 29, 2001; and

         3. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

         The Board of Directors has fixed the close of business on March 14, 2001 as the record date for determining the holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         The Common Stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.


                                             By Order of the Board of Directors

                                             /s/ David C. Lewis

                                             David C. Lewis
                                             Corporate Secretary

Nashville, Tennessee
March 23, 2001



--------------------------------------------------------------------------------

                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                           DATE AND RETURN YOUR PROXY.

--------------------------------------------------------------------------------

                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 366-4600

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 26, 2001

                       INTRODUCTION AND VOTING PROCEDURES


         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Tractor Supply Company, a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders of the Company to be held at the Company's management headquarters, 320 Plus Park Boulevard, Nashville, Tennessee, on Thursday, April 26, 2001, at 10:00 a.m. (central time) and at any continuations and adjournments thereof (the "Annual Meeting"). This Proxy Statement is first being mailed on or about March 23, 2001 to holders of record of the common stock, par value $.008 per share, of the Company (the "Common Stock") at the close of business on March 14, 2001.

         The shares of Common Stock held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Corporate Secretary of the Company at its management headquarters or by the stockholder personally attending and voting his or her shares at the meeting.

         The Board has fixed the close of business on March 14, 2001 as the record date (the "record date") for the meeting. Only stockholders of record at the close of business on March 14, 2001 are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 14, 2001, there were 8,803,574 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Annual Meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting) is required for any vote taken at the Annual Meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy is required for the election of directors, and the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy is required for the approval of any other matter submitted to a vote of the stockholders at the Annual Meeting. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present and will have the effect of a vote withheld on the election of directors or a vote against any other matter. A broker non-voted share (i.e., a share held by a broker or nominee as to which instructions have not been received from the beneficial owner or person entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, therefore, will not be counted in determining whether a quorum is present or whether a matter has been approved.

         The Annual Report to Stockholders of the Company for the fiscal year ended December 30, 2000, including audited financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all holders of record of Common Stock at the close of business on March 14, 2001. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of March 14, 2001. Additional copies of the Annual Report and the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 to be filed with the Securities and Exchange Commission (the "Form 10-K") (but without exhibits to the Form 10-K) may be obtained without charge upon request to the Company's investor relations department. See "Availability of Form 10-K and Annual Report to Stockholders."

         EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THOMAS O. FLOOD AND GERARD E. JONES AS CLASS I DIRECTORS AND FOR RATIFICATION OF THE REAPPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2001.

                          ELECTION OF CLASS I DIRECTORS
                       AND INFORMATION REGARDING DIRECTORS

ELECTION OF CLASS I DIRECTORS

         Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board is divided into three classes designated as Class I, Class II and Class III, respectively. At the Annual Meeting the current term of the Class I directors will expire. The Board, upon the recommendation of its Nominating Committee, has nominated two of the incumbent Class I directors, Thomas O. Flood and Gerard E. Jones, for election as Class I directors for a three-year term expiring at the 2004 Annual Meeting of Stockholders. The following table sets forth certain information concerning the nominees for election as Class I directors.

                                         DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                   SINCE                      EXPERIENCE FOR LAST FIVE YEARS
-----------------------------------      --------          -----------------------------------------------------
Thomas O. Flood, 54 ...............        1985            Retired as Senior Vice President of Administration
                                                           and Finance, and Chief Financial Officer in
                                                           September 1999, positions he had held since January
                                                           1996 and June 1993, respectively. Mr. Flood
                                                           previously served as Treasurer of the Company from
                                                           June 1993 until July 1998, Chief Financial Officer
                                                           of the Company from January  1996 until July 1998,
                                                           Vice President of Administration and Finance of the
                                                           Company from 1984 until January 1996, Vice President
                                                           of Finance of the Company from 1982 to 1984,
                                                           Controller of the Company from 1981 to 1982 and in
                                                           various financial and management information systems
                                                           capacities between 1969 and 1981.

Gerard E. Jones, 64 ...............        1999            Partner in the law firm of Richards & O'Neil LLP
                                                           since February 1972. Richards & O'Neil LLP serves
                                                           as corporate counsel to the Company. Mr. Jones is a
                                                           director of a group of mutual funds sponsored  by
                                                           Morgan Stanley Dean Witter Investment Management,
                                                           including the Morgan Stanley Dean Witter
                                                           Institutional Fund, Inc.


         If a nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person designated by the Board upon the recommendation of its Nominating Committee.

------------------

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO ELECT THOMAS O. FLOOD AND GERARD E. JONES AS CLASS I DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS.

INFORMATION CONCERNING CLASS II DIRECTORS

         The following table sets forth certain information concerning the Class II directors of the Company, whose terms expires at the 2002 Annual Meeting of Stockholders.

           NAME AND AGE                     DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
                                             SINCE                       EXPERIENCE FOR LAST FIVE YEARS
---------------------------------           --------          -----------------------------------------------------
Joseph D. Maxwell, 62 ...........             1985            Retired as Vice President of Marketing of the
                                                              Company in June 1996, after having served as Vice
                                                              President of Marketing of the Company since 1984.
                                                              Previously served in various capacities with the
                                                              Company from 1980 to 1984. From 1967 to 1980, was
                                                              employed by Hallmark Auto Centres, Ltd., a retail
                                                              subsidiary of Goodyear Canada, last serving as Chief
                                                              Operating Officer for five years.

Joseph M. Rodgers, 67 ...........             1995            Chairman of The JMR Group, an investment company
                                                              located in Nashville, Tennessee, since 1984.
                                                              Previously served as the United States Ambassador to
                                                              France from 1985 until 1989. Other directorships:
                                                              AMR Corporation / American Airlines, Inc., Fort
                                                              Worth, Texas, since 1989; Gaylord Entertainment
                                                              Company, Nashville, Tennessee, since 1991; Lafarge
                                                              Corporation, Reston, Virginia, since 1989; SunTrust
                                                              Bank, Nashville, N.A., Nashville, Tennessee, since
                                                              1989; Thomas Nelson, Inc., Nashville, Tennessee,
                                                              since 1992; and Towne Services, Inc., Atlanta,
                                                              Georgia, since 1998.

Sam K. Reed, 53 ..................            2000            Chief Executive Officer and director of the Keebler
                                                              Foods Company, Inc. since January 1996. Previously
                                                              served as President and Chief Executive Officer of
                                                              the Western Bakery Group, a division of Specialty
                                                              Foods Corporation from 1994 to 1995 and as President
                                                              and Chief Executive Officer of Mother's Cake and
                                                              Cookie Company from 1991 to 1994. Prior to that,
                                                              held Executive Vice President positions at President
                                                              Baking Company, Wyndham Bakery Products and Murray
                                                              Bakery Products from 1985 to 1990.

INFORMATION CONCERNING CLASS III DIRECTORS

         The following table sets forth certain information concerning the Class III directors of the Company, whose terms expire at the 2003 Annual Meeting of Stockholders.

                                            DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                      SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------------        --------          ------------------------------------------------------
Joseph H. Scarlett, Jr., 58 ........          1982            Chairman and Chief Executive Officer of the Company
                                                              since February 1993 after having served as President
                                                              and Chief Operating Officer of the Company from 1987 to
                                                              February 1993. Between 1979 and 1987, served as Vice
                                                              President of Personnel, Senior Vice President of
                                                              Administration and Executive Vice President of
                                                              Operations of the Company. Prior to 1979, held
                                                              operational positions, including District Supervisor
                                                              and Personnel Director, with Two Guys Discount Stores
                                                              in New Jersey over a 15 year period. Member of the
                                                              International Mass Retail Association Board.

S.P. Braud, 70 .....................          1993            President and director of Braud Design/Build Inc.,
                                                              a residential construction company located in Ponte
                                                              Vedra Beach, Florida, since October 1992. Previously
                                                              served as a Vice President and the Treasurer and
                                                              Chief Financial Officer of Service Merchandise
                                                              Company, Inc. from 1986 to 1993, a Vice President and
                                                              the Controller of the Retail Group of General Mills
                                                              from 1982 to 1986, the Chief Financial Officer of the
                                                              Specialty Retailing Group of W.R. Grace & Company and
                                                              the Senior Vice President of Operations of Shepler's
                                                              Western Wear (a subsidiary of W.R. Grace & Company)
                                                              from 1977 to 1982, the Senior Vice President of Finance
                                                              and Administration for White Stores from 1975 to 1977
                                                              and the Controller of the North Central Region of
                                                              Montgomery Ward from 1972 to 1975.


                               BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         COMPENSATION OF DIRECTORS - The Company pays each director who is not also an employee of the Company an annual retainer of $20,000. In addition, the Company pays all such non-employee directors $1,500 for each Board meeting attended and $500 for each committee meeting attended if not held in conjunction with a Board meeting, and reimburses all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Moreover, each of the directors is eligible to participate in the Company's 1994 Stock Option Plan and 2000 Stock Incentive Plan under which non-qualified stock options for an aggregate of (i) 3,500 shares of Common Stock are automatically granted to each non-employee director of the Company upon election to the Board, and (ii) 1,500 shares of Common Stock are automatically granted to each non-employee director annually thereafter, with exercise prices equal to the fair market value of such shares at the time of grant. No director who is an employee of the Company receives compensation for services rendered as a director.

         BOARD OF DIRECTORS - During the Company's fiscal year ended December 30, 2000 ("fiscal 2000"), the Board held four meetings. The Board has four standing committees, the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. During fiscal 2000, the Audit Committee held three meetings, the Compensation Committee held four meetings, the Nominating Committee held one meeting and the Executive Committee held no meetings. During fiscal 2000, all of the incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board and the respective Committees of the Board on which they served that were held during the period of time that such person served on the Board or such Committee, except for Mr. Reed, who attended 50% of the aggregate number of meetings of the Board and the respective committees of the Board on which he served.

         AUDIT COMMITTEE - The Audit Committee, which is comprised of Messrs. Braud (Chairman), Rodgers, Jones and Reed (all of whom are independent under the meaning of NASD Rule 4200(a)(15)), is responsible for overseeing the financial reporting process of the Company. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviews the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The committee is also responsible for reviewing the general scope of the Company's annual audit and the fees charged by the Company's independent auditors, determining the duties and responsibilities of the internal auditors, receiving, reviewing and accepting the reports of the Company's independent auditors, reviewing and approving related-party transactions and overseeing the Company's systems of internal accounting and management controls.

         The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

         The committee discussed with the Company's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In fiscal 2000, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A.

         Fees billed by PricewaterhouseCoopers LLP, the Company's independent auditors, for the last fiscal year were:

                 Audit Fees...........................  $   151,429
                 Financial Information Systems,
                 Design and Implementation Fees.......          -0-
                 All Other Fees.......................  $    45,500

                            AUDIT COMMITTEE'S REPORT

     This report by the Audit Committee is provided in accordance with rules adopted by the Securities and Exchange Commission to inform stockholders of the Audit Committee's responsibilities and efforts surrounding the audit process. It is not to be incorporated by reference by any general statement which incorporates by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and is not to be otherwise deemed filed under either such Act.

     In connection with the December 30, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

         THE AUDIT COMMITTEE
         S.P. Braud, Chairman
         Gerard E. Jones
         Sam K. Reed
         Joseph M. Rodgers

         COMPENSATION COMMITTEE - The Compensation Committee, which is comprised of Messrs. Braud (Chairman), Rodgers, Jones and Reed, is responsible for reviewing and recommending the appropriate compensation and benefits of directors and officers of the Company, granting stock options and overseeing the Company's various other compensation and benefit plans.

         NOMINATING COMMITTEE - The Nominating Committee, which is comprised of Messrs. Jones (Chairman), Braud, and Maxwell, is responsible for nominating persons to serve on the Board for consideration at the Company's annual meeting of stockholders and recommending persons to fill any interim vacancy on the Board. In general, the committee does not consider nominees recommended by security holders.

         EXECUTIVE COMMITTEE - The Executive Committee, which is comprised of Messrs. Scarlett (Chairman), Braud, Maxwell and Jones, is responsible for exercising all of the powers of the Board between Board meetings, except as otherwise limited by the Company's Amended and Restated By-laws and applicable law.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Braud, Rodgers, Jones and Reed serve on the Compensation Committee of the Board. There are no, and during fiscal 2000 there were no, interlocking relationships between any officers of the Company and any entity whose directors or officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee during fiscal 2000.

                             EXECUTIVE COMPENSATION

         The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (as well as Mr. Brown, who resigned in June 2000) for all services rendered in all capacities to the Company for the fiscal years ended December 30, 2000, January 1, 2000 and December 26, 1998:

                           SUMMARY COMPENSATION TABLE



                                               Annual Compensation                   Long-Term
                                     -------------------------------------------   Compensation
                                                                                       Awards
                                                                                   -------------
                                     Fiscal                         Other Annual   Stock Options     All Other
   Name and Principal Position        Year     Salary(1)    Bonus   Compensation    (in shares)    Compensation(2)
   ---------------------------       ------    ---------    -----   ------------   -------------   ---------------
Joseph H. Scarlett, Jr.                2000     $490,769   $      0       --             --         $   119,494
   Chairman of the Board and           1999     $433,846   $176,000       --             --         $   123,142
   Chief Executive Officer             1998     $374,039   $300,000       --             --         $   113,767

James F. Wright                        2000     $ 57,692   $100,000       --         50,000         $    25,495
   President and Chief Operating
    Officer(3)

Gerald W. Brase                        2000     $219,500   $      0       --         10,000         $    14,611
   Senior Vice President-              1999     $218,038   $ 87,800       --         10,000         $    18,499
   Merchandising                       1998     $210,000   $105,000       --             --         $    89,474

Calvin B. Massmann                     2000     $216,923   $      0       --         30,000         $    74,888
   Senior Vice President- Chief
    Financial Officer and Treasurer(4)

Michael E. Brown                       2000     $214,539   $      0       --         10,000         $    25,036
   Senior Vice President-              1999     $194,308   $ 78,400       --         10,000         $    17,725
   Store Operations(5)                 1998     $182,967   $ 92,500       --         25,000         $   106,833

Daisy L. Vanderlinde                   2000     $148,615   $      0       --          5,000         $    10,989
   Vice President-                     1999     $136,769   $ 42,300       --          5,000         $    17,318
   Human Resources(6)                  1998     $127,442   $ 51,400       --             --         $    13,536

------------------
(1) Includes portion of salary deferred at named executive's election under the Tractor Supply Company Employee 401(k) Retirement Plan (the "401(k) Plan").
(2) Compensation reflected in this column is comprised of Company contributions to the 401(k) Plan, amounts credited as Company contributions under the Deferred Compensation Plan, amounts paid by the Company pursuant to the Medical Expense Reimbursement Plan, premiums paid by the Company pursuant to the Executive Life Insurance Plan and amounts paid or reimbursed for certain moving and relocation expenses. Amounts for fiscal 2000 are as follows:
     (a) Company contributions to the 401(k) Plan in the amount of $7,650 for Mr. Scarlett; $7,650 for Mr. Brase; $7,650 for Mr. Massmann; $7,650 for Mr. Brown; and $6,774 for Ms. Vanderlinde.
     (b) There were no amounts credited as Company contributions under the Deferred Compensation Plan for fiscal 2000.
     (c) Amounts paid by the Company pursuant to the Medical Expense Reimbursement Plan in the amount of $3,426 for Mr. Scarlett; $5,008 for Mr. Brase; $427 for Mr. Massmann; $16,496 for Mr. Brown; and $2,914 for Ms. Vanderlinde.
     (d) Premiums paid by the Company pursuant to the Executive Life Insurance Plan in the amount of $2,220 for Mr. Scarlett; $1,952 for Mr. Brase; $1,391 for Mr. Massmann; $890 for Mr. Brown; and $1,301 for
         Ms. Vanderlinde.
     (e) Premiums paid by the Company pursuant to a Split-Dollar Agreement in the amount of $106,198 for Mr. Scarlett (the Company pays all premiums and retains a collateral interest in the executive's insurance policy equal to the amount of the premiums, which it will recover after 15 policy years).
     (f) Amounts paid or reimbursed by the Company for certain moving and relocation expenses in the amount of $25,495 for Mr. Wright and $67,782 for Mr. Massmann.
(3) Mr. Wright was elected President and Chief Operating Officer effective in November 2000.
(4) Mr. Massmann was elected Senior Vice President-Chief Financial Officer and Treasurer effective in January 2000.
(5)  Mr. Brown resigned effective in June 2000.
(6)  Ms. Vanderlinde resigned effective in February 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock granted under the Company's 1994 Stock Option Plan to the executive officers named in the Summary Compensation Table above (excluding Mr. Scarlett, who does not participate in the Stock Option Plan) during the fiscal year ended December 30, 2000.


                               Individual Grants (1)
----------------------------------------------------------------------------------
                                          Percent of
                                             Total                                    Potential Realizable Value at
                          Number of         Options                                      Assumed Annual Rates of
                          Securities      Granted to                                     Stock Price Appreciation
                         Underlying       Employees      Exercise or                       for Option Term (2)
                           Options      in Fiscal Year    Base Price    Expiration    -----------------------------
        Name             Granted (#)          (%)          ($/Sh)          Date           5% ($)        10% ($)
----------------------------------------------------------------------------------------------------------------
   James F. Wright          50,000           13.5           8.9531        11/1/10       $ 281,528      $ 713,447
   Gerald W. Brase          10,000            2.7          14.9375        1/26/10       $  93,941      $ 238,065
  Calvin B. Massmann        30,000            8.1          14.9375        1/26/10       $ 281,823      $ 714,196
   Michael E. Brown         10,000            2.7          14.9375        1/26/10       $  93,941      $ 238,065
 Daisy L. Vanderlinde        5,000            1.3          14.9375        1/26/10       $  46,971      $ 119,033

(1) The exercise price of the options granted is equal to the fair market value of the Company's Common Stock on the date of grant. Options generally have a 10-year term. Options generally vest one-third each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date, provided, however, that options granted to non-employee directors of the Company generally vest one-third each year, beginning on the first anniversary of the grant date.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration date using 5% and 10% appreciation rates set by the Securities and Exchange Commission, compounded annually, and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. Additionally, these values do not take into consideration the terms of the options providing for nontransferability, vesting, or termination of the options following termination of employment.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock under the Company's 1994 Stock Option Plan exercised during the fiscal year ended December 30, 2000 and options held at fiscal year end by the officers named in the Summary Compensation Table above (excluding Mr. Scarlett, who does not participate in the Stock Option Plan, and Mr. Brown, who resigned effective June 2000).

                                                                      Number of                Value of
                                                                Securities Underlying         Unexercised
                                                                     Unexercised             In-the-Money
                                                                       Options                Options at
                                                                    at FY-End (#)           FY-End ($) (1)
                                Shares                           --------------------       --------------
                               Acquired        Value Realized       Exercisable/             Exercisable/
           Name             On Exercise (#)         ($)             Unexercisable            Unexercisable
----------------------------------------------------------------------------------------------------------
     James F. Wright              -0-               -0-              -0- / 50,000              -0- / -0-
     Gerald W. Brase              -0-               -0-             8,333 / 45,000             -0- / -0-
    Calvin B. Massmann            -0-               -0-              -0- / 30,000              -0- / -0-
     Michael E. Brown             -0-               -0-               -0- / -0-                -0- / -0-
   Daisy L. Vanderlinde           -0-               -0-             9,667 / 21,334             -0- / -0-

(1) The value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock as reported on The Nasdaq National Market on December 29, 2000 was $8.50.

            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation Committee is provided in accordance with rules adopted by the Securities and Exchange Commission to inform stockholders of the Compensation Committee's policies for executive officers and the rationale for compensation paid to the Company's Chief Executive Officer. It is not to be incorporated by reference by any general statement which incorporates by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and is not to be otherwise deemed filed under either such Act.

     The Compensation Committee of the Board has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee of the Board, the Company has developed and implemented compensation policies, plans and programs ("Compensation Policies") which seek to structure executive compensation consistent with the Company's overall business strategy, philosophy and objectives. The Compensation Policies are intended to embody a "pay-for-performance" philosophy that rewards executives for long-term strategic management and enhancement of stockholder value by providing performance-based incentives that measure rewards against personal and Company goals. The Company believes this philosophy attracts, retains and motivates key executives critical to the long-term success of the Company.

     This compensation philosophy is implemented through compensation packages that include various cash and non-cash components. Although no formal analysis of compensation was conducted by the Compensation Committee, the Company believes, based in part on independent compensation surveys of the retail industry in general and the Company's survey of select retailers, that its base salaries are generally set somewhat below competitive levels; it therefore relies to a larger degree on annual and longer term "incentive" compensation.

     In setting annual salaries, the Compensation Committee reviews an annual salary plan recommended by the Company for each of the Company's officers. The annual salary plan is based on numerous subjective factors, which include the officer's individual performance and responsibility level, and the Company's performance for the preceding fiscal year, as well as objective factors such as inflation and matching the officer's position to comparable positions in the competitive marketplace by reference to the surveys referred to above. Generally, the salary goals for officers is targeted at or below the salary range mid-point of the 50th percentile of salaries for comparable positions (based on the surveys referred to above) so that a larger portion of the officer's compensation is tied to Company performance, thereby more closely linking executive and stockholder interests. The annual salary plans are established by the Compensation Committee based on its assessment of the foregoing factors, as well as its assessment of the officer's past performance and the Compensation Committee's expectation of the officer's future contributions in leading the Company.

     For the fiscal year ended January 1, 2000, Joseph H. Scarlett, Jr., the Company's Chairman of the Board and Chief Executive Officer, received a base salary of $490,769, an increase of 13.1% over the prior fiscal year. Mr. Scarlett's salary is determined by the Compensation Committee substantially in accordance with the policies described above relating to all officers of the Company. In particular, the salary increase was based on the comparison of base salaries of chief executive officers of retailers participating in the compensation surveys referred to above, the Company's overall performance and the Compensation Committee's assessment of Mr. Scarlett's personal performance and accomplishments and expectations of Mr. Scarlett's future contributions in leading the Company. Under Mr. Scarlett's leadership, the Company achieved record sales and earnings in fiscal 1999 with sales increasing 14.6% (comparable store sales increased 4.4%) and net income per share (on a fully diluted basis) increasing 20.2%, and positioned itself to continue its approximate 12% new store unit growth rate plans in fiscal 2000. Further, under Mr. Scarlett's continued leadership, the Company achieved record sales and earnings in fiscal 2000 with sales increasing 10.3% (comparable store sales increased .4%) and achieved its approximate 12% new store unit growth rate plan during fiscal 2000, while positioning itself for continued new store unit growth as well as expansion into new geographic markets.

The Company believes that after considering Mr. Scarlett's salary increase in fiscal 2000, Mr. Scarlett's base salary is still below the salary mid-point of the 50th percentile of salaries for chief executive officers for retail companies of comparable size based on the compensation surveys referred to above.

         All executive officers participate in the Company's Senior Executive Incentive Plan ("SEIP") under which they are eligible to receive a bonus ranging from 20% of their annual base salary if the Company realizes a FIFO pretax profit increase ("profit increase") ranging from 3% to 6%, to 70% of their annual base salary if the Company realizes a profit increase of 41% or more. Certain other officers participate in the Company's Other Executive Incentive Plan ("OEIP") under which they are eligible to receive a bonus ranging from 15% of their annual base salary if the Company realized a profit increase ranging from 3% to 6%, to 50% of their annual base salary if the Company realizes a profit increase of 41% or more. The Compensation Committee may recommend, and the Board may award, at its discretion, bonuses based on other subjective factors such as the executive's individual performance, unusual factors, strategic long-term decisions affecting the Company's performance during the fiscal year, and the perceived expectation of the executive officer's future contributions in leading the Company. The Compensation Committee or the Board may amend or terminate the SEIP or the OEIP at any time. For fiscal 2000, all of the named executive officers were awarded bonuses as reflected in the Summary Compensation Table contained elsewhere in the proxy statement.

         A large portion of the officers' total compensation is tied to stock performance, thus more closely aligning their interests with the long-term interests of stockholders. This is accomplished primarily through the Company's 1994 Stock Option Plan and 2000 Stock Incentive Plan, which are administered by the Compensation Committee of the Board of Directors. Stock options generally are granted annually to all officers and other key employees (excluding Mr. Scarlett), have a 10-year term, are exercisable at the market price on the date of grant, and vest one-third each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date, provided, however, that stock options granted to non-employee directors of the Company generally vest one-third each year, beginning on the first anniversary of the grant date. The stock option grant size is determined by the Compensation Committee and generally is based on the number of shares whose present value equals a percentage of the salary mid-point for a comparable position in the retailing industry, with the largest number of option shares being granted to senior executive officers (100% of such salary mid-point) decreasing incrementally, based on position, to 50% of such salary mid-point. The stock option grant size may also be impacted by the officer's individual past performance, expectations of the officer's future contributions in leading the Company and the Company's overall performance. Mr. Scarlett has chosen not to participate in the Company's 1994 Stock Option Plan or 2000 Stock Incentive Plan due to his already large stock ownership as shown elsewhere in the proxy statement.

         The Company's officers are also compensated, to a lesser extent, pursuant to several other plans. The Deferred Compensation Plan ("DCP"), which is administered by the Compensation Committee, provides additional incentives for officers of the Company (excluding Mr. Scarlett) and enhances the Company's ability to attract and retain the services of qualified persons. According to the terms of the DCP, each year a percentage of the officer's annual base salary (ranging from 2% of his or her annual base salary if the Company's net income increase over the prior year (the "net income increase") is less than or equal to 0%, to 6% of his or her annual base salary if the Company's net income increase is greater than 20%) will be allocated to his or her deferred compensation account under the DCP (provided, however, that no allocation will be made if the Company's net income is less than 2.5% of net sales), which account earns simple interest at the prime rate as in effect on January 1 each year and vests upon the officer's retirement after attaining age 55, contingent (in most cases) on such officer's continued employment with the Company until age 55.

         In July 1997, after considering that Mr. Scarlett had chosen not to participate in the Company's 1994 Stock Option Plan due to his already large stock ownership, the Compensation Committee recommended, and the Board approved, the SERPSwap collateral assignment split dollar insurance plan intended to provide additional incentive to Mr. Scarlett and replace his existing DCP. In connection therewith, in 1998, the

Company entered into a Split-Dollar Agreement (the "SDA") with Mr. Scarlett. Pursuant to the terms of the SDA, (i) the Company pays the premium under the SDA ($106,198 annually for a period of 10 years, (ii) the Company obtained a collateral assignment of his insurance policy covering the full amount of the premium paid by the Company (the Company will be reimbursed from the cash surrender value or death proceeds from his insurance policy), and (iii) the insurance policy will be released to his trust in the 16th year, at which time the death benefit value of the insurance policy is estimated to be approximately $2.8 million.

     Officers also participate in (i) the Medical Expense Reimbursement
Plan, which provides for reimbursement in amounts up to $20,000 annually for certain medical expenses for themselves and their families not otherwise covered by the Company's group medical insurance plan and (ii) the Executive Life Insurance Plan, which provides for basic term life insurance coverage (equal to four times salary rounded to the next highest $1,000 to a maximum of $1,000,000) in excess of that which is provided by the Company's group life insurance plan.

     The Company's officers also participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its executive officers.

     The Compensation Committee believes that the Company's Compensation Policies are strongly linked to the Company's performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company's Compensation Policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate and retain talented management personnel.

     The tables included in the proxy statement and the accompanying narrative and footnotes reflect the decisions covered by the above discussion. The members of the Compensation Committee have furnished the foregoing report:

                                                S.P. Braud (Chairman)
                                                Joseph M. Rodgers
                                                Gerard E. Jones
                                                Sam K. Reed

                                PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from December 30, 1995 to December 30, 2000 (the Company's fiscal year-end) with the cumulative total returns of the S&P 500 Index and the S&P Retail (Building Supplies)-500 Index over the same period. The comparison assumes that $100 was invested on December 30, 1995 in the Company's Common Stock and in each of the foregoing indices. The historical stock price performance shown on this graph is not necessarily indicative of future performance.


---------------------------------------------------------------------------------------------------------------
                                  12/30/95     12/28/96     12/27/97      12/26/98      1/1/00       12/30/00
---------------------------------------------------------------------------------------------------------------
Tractor Supply Company
Common Stock                       $100.00      $103.80      $ 73.42       $108.70      $ 81.01       $ 43.04
---------------------------------------------------------------------------------------------------------------
S&P Retail (Building Supplies)     $100.00      $120.43      $166.78       $345.44      $548.52       $360.49
- 500 Index*
---------------------------------------------------------------------------------------------------------------
S&P 500 Index                      $100.00      $122.87      $152.04       $199.09      $238.54       $214.36
---------------------------------------------------------------------------------------------------------------

         *  Formerly known as S&P Specialty Retail Group Index



                 INTERESTS OF MANAGEMENT IN CERTAIN TRANSACTIONS

         The Company leases six of its stores from certain current and former members of its Board and senior management, their wives, and certain entities controlled by them. Such persons entered into these transactions principally to realize certain passive loss tax benefits that were available at the time of entering into the leases, but were significantly reduced by the Tax Reform Act of 1986. The Company believes these transactions were consummated on general business terms comparable to those which would have been available if they had been entered into with unrelated parties. The Company does not intend to enter into any such transactions in the future without the approval of its independent Audit Committee.

         Pursuant to a lease agreement dated September 15, 1986, the Company leases its management headquarters from GOF Partners, a general partnership of which Messrs. Scarlett, Maxwell and Flood (each of whom are current executive officers and/or directors of the Company) and two former members of the Board and senior management of the Company, are the general partners. In September 1996, the Company exercised its option to renew the lease for two successive five-year terms ending on February 9, 2007. Monthly rent is $30,000 for the first five years, $32,000 for the second five years, $35,000 for the first renewal term and $39,000 for the second renewal term. The Company had the option to terminate the lease at any time after the end of the initial lease term by offering to purchase the premises at a price of $4,775,000. Effective in December 2000, GOF Partners sold the management headquarters to an unaffiliated party and assigned its lease with the Company to that party. The Company received another five-year renewal option in exchange for an agreement to terminate its purchase option under the lease agreement.

         On January 1, 1986, the Company entered into capitalized sale-leaseback transactions with Mr. Scarlett and his wife for its Omaha, Nebraska store, two former members of the Board and senior management of the Company and their wives for its Corpus Christi, Texas; Toledo, Ohio; Waterloo, Iowa; and Sioux Falls, South Dakota stores, Mr. Maxwell and his wife for its Nashville, Tennessee store and Mr. Flood and his wife for its Mandan, North Dakota store. The Company sold and leased back and provided the financing for such properties at estimated fair values totaling $2,575,000. Management determined such sale prices based on the appraised value of comparable stores acquired by the Company around that time. The related gains arising from the sale-leaseback of these properties are deferred and amortized on a straight-line basis over the lives of the related leases. Properties under capital leases acquired through such sale-leaseback transactions have been reduced by the related deferred gains on the properties and are classified with property and equipment on the Company's financial statements. Pursuant to substantially similar lease agreements dated January 1, 1986, the Company leases such stores for initial terms of 20 years, commencing on January 1, 1986 and ending on December 31, 2005, subject to renewal at the option of the Company for two successive five-year terms. The Company has the option to terminate such leases after December 31, 1995 by offering to purchase the premises at purchase prices ranging from $389,500 to $523,500 for the Corpus Christi, Texas store to $934,800 to $1,256,300 for the Omaha, Nebraska store, depending on the date of the offer. If the landlord were to reject an offer to purchase a particular store, the lease would terminate 90 days after the date of the offer. In June 2000, the Company closed its store in Mandan, North Dakota and subsequently negotiated a settlement of the remaining lease obligation with Mr. Flood and his wife. Monthly rent payments under such leases range from $2,580 to $6,081 for the Corpus Christi, Texas store to $6,193 to $14,595 for the Omaha, Nebraska store. Rent payments under all such leases totaled approximately $425,000 for the fiscal year ended December 30, 2000. All of the 20-year nonrecourse installment deed notes between the Company and such executive officers and/or directors and their wives were subsequently repaid. The balance of these capitalized lease obligations, which are included in total capital lease obligations on the Company's financial statements, was $1,033,000 as of December 30, 2000.

         The leases do not contain any restrictions on assignment by the landlords. Moreover, if a landlord were to sell or otherwise transfer the leased premises, it would not remain secondarily liable under the lease; rather, the purchaser or transferee would be deemed, without any agreement with the Company, to have assumed all of the obligations of the landlord arising after the date of such sale or transfer.

         Pursuant to a Noncompetition Agreement between the Company and Thomas
O. Flood, dated as of August 31, 1999, Mr. Flood, who is a former officer and currently a director of the Company, has agreed not to compete with the Company from September 1, 1999 through December 31, 2004. During such period, the Company will provide Mr. Flood and his wife with certain health benefits.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's executive officers and directors and persons who beneficially own more than ten percent of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market and to furnish the Company with a copy of each such report. Additionally, SEC regulations require the Company to identify in its proxy statement those individuals for whom any of such reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 30, 2000, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except as follows: Thomas O. Flood, director of the Company, who made a filing on Form 5 to report sales of the Company's common stock that should have been reported on Form 4 in August 2000 and Calvin B. Massmann, Senior Vice President-Chief Financial Officer and Treasurer of the Company, who made one late filing on Form 4 to report a purchase of the Company's common stock in November 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2001 (except for T. Rowe Price Associates, Inc., Chase Manhattan Corporation, Brinson Partners, Wellington Management Company, LLP, Luther King Capital Management Corporation, and Dimension Fund Advisors Inc., and Investors Bank and Trust Company, trustee under the Tractor Supply Company Restated 401(k) Retirement Plan, which are as of December 31, 2000) by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director or person nominated to be a director, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of the Common Stock are based upon responses to Company inquiries that cited Rule 13d-3 under the 1934 Act. Such Rule provides that shares shall be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares; or where a person has the right to acquire any such beneficial ownership within 60 days after the date of determination. Except as disclosed in the notes to the table, each named person has sole voting and investment power with respect to the number of shares shown as beneficially owned by him. There were 8,803,574 shares of Common Stock issued and outstanding on January 31, 2001.

                      Name and Address                                       Shares Beneficially        Percent
   Class           of Beneficial Owner (a)                                         Owned               of Class
------------------------------------------------------------------------------------------------------------------
  Common
   Stock
                Joseph H. Scarlett, Jr. (c) (d)..........................           1,479,692             16.8%
                James F. Wright..........................................                  --                --
                Gerald W. Brase..........................................               8,333                 *
                Calvin B. Massmann.......................................               3,645                 *
                Michael E. Brown.........................................                  --                --
                Daisy L. Vanderlinde (b).................................              10,667                 *
                Investors Bank and Trust Company (g).....................             415,883              4.7%
                Wellington Management Company, LLP (h)...................             869,700              9.9%
                Luther King Capital Management Corporation (i)...........             426,200              4.8%
                Hoover Investment Management Co., Inc. (j)...............             444,200              5.0%
                Dimensional Fund Advisors Inc. (k).......................             550,100              6.2%
                Brinson Partners (l).....................................             548,100              6.2%
                T. Rowe Price Associates, Inc. (m).......................             801,000              9.1%
                S.P. Braud (b)...........................................               7,000                 *
                Thomas O. Flood (c) (e)..................................             481,942              5.5%
                Gerard E. Jones (b) .....................................               4,667                 *
                Joseph D. Maxwell (b) (f)................................             364,424              4.1%
                Sam K. Reed (b)..........................................               1,167                 *

                     Name and Address                                       Shares Beneficially        Percent
   Class           of Beneficial Owner (a)                                         Owned               of Class
------------------------------------------------------------------------------------------------------------------
  Common
   Stock
                Joseph M. Rodgers (b)....................................               6,550                 *
                All directors and executive officers as a group
                    (20 persons) (b) (c) (d) (e) (f).....................           2,449,027             27.8%
                *  Less than 1%

------------------
(a) The addresses of Messrs. Scarlett, Wright, Brase, Massmann, Braud, Flood, Jones, Maxwell, Reed and Rodgers and Ms. Vanderlinde are c/o the Company, 320 Plus Park Blvd., Nashville, Tennessee 37217, the address of Investors Bank and Trust Company is 89 South Street, Boston, Massachusetts 02111, the address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109, the address of Luther King Capital Management Corporation is 301 Commerce, Suite 1600, Forth Worth, Texas 76102, the address of Hoover Investment Management Co., Inc. is 650 California Street, 30th Floor, San Francisco, California 94108, the address of Dimensional Fund Advisors Inc. is 1299 Ocean Park Avenue, 11th Floor, Santa Monica, California 90401 and the address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.
(b) Shares of Common Stock owned by Mr. Brase, Ms. Vanderlinde and Messrs. Braud, Flood, Jones, Maxwell, Reed, Rodgers and the directors and executive officers as a group include approximately 8,333, 9,667; 6,500; 500; 1,667; 5,000; 1,167; 6,000 and 99,333 shares of Common Stock, respectively, which are beneficially owned pursuant to options granted under the Company's 1994 Stock Option Plan, because they will have the right to acquire beneficial ownership of the shares of Common Stock relating thereto within 60 days after January 31, 2001.
(c) Shares of Common Stock owned by Mr. Scarlett and the directors and executive officers as a group exclude approximately 25,552 and 52,420 shares of Common Stock, respectively, allocated to their respective 401(k) Plan accounts, with respect to which such directors and executive officers have investment and voting power on a pass through basis.
(d) Includes 100,000 shares owned by Mr. Scarlett's wife with respect to which Mrs. Scarlett has investment and voting power and Mr. Scarlett disclaims beneficial ownership.
(e) Includes 100,000 shares owned by Mr. Flood's wife with respect to which Mrs. Flood has investment and voting power and Mr. Flood disclaims beneficial ownership and 1,800 shares owned by Mr. Flood's daughter with respect to which such daughter has investment and voting power and Mr. Flood disclaims beneficial ownership.
(f) Includes 195,992 shares owned by Mr. Maxwell's wife with respect to which Mrs. Maxwell has investment and voting power and Mr. Maxwell disclaims beneficial ownership, 10,200 shares owned by Mr. Maxwell's son with respect to which such son has investment and voting power and Mr. Maxwell disclaims beneficial ownership and 7,240 shares owned by Mr. Maxwell's daughter with respect to which such daughter has investment and voting power and Mr. Maxwell disclaims beneficial ownership.
(g) Investors Bank and Trust Company, as trustee for the Tractor Supply Company Restated 401(k) Retirement Plan, has advised the Company that they hold these shares of record as trustee (which includes the shares described in footnote (c) above). Plan participants have voting and investment power on a pass through basis over the shares held by the trustee.
(h) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, these shares are owned by various client accounts for which Wellington Management Company , LLP serves as investment adviser with shared power to vote and direct the investment of such shares.
(i) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001, these shares are owned by various client accounts for which Luther King Capital Management Corporation serves as investment adviser with shared power to vote and direct the investment of such shares.
(j) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001, these shares are owned by various client accounts for which Chase Manhattan Corporation serves as investment adviser with shared power to vote and direct the investment of such shares.
(k) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001, these shares are owned by various client accounts for which Dimensional Fund Advisors Inc. serves as investment adviser with shared power to vote and direct the investment of such shares.
(l) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, these shares are owned by various client accounts for which Brinson Partners serves as investment adviser with shared power to vote and direct the investment of such shares.
(m) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14 2001, these shares are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. (which has sole voting power with respect to 800,000 of such shares or 9.1% of the shares outstanding), for which T. Rowe Price Associates, Inc. serves as investment advisor with sole power to direct the investment of such shares and, with respect to 1,000 of such shares, sole power to vote such shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of all such shares.

                  RATIFICATION OF REAPPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The Board has reappointed PricewaterhouseCoopers LLP as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 29, 2001. PricewaterhouseCoopers LLP has served as independent auditors for the Company since 1983. At the Annual Meeting, the stockholders are being asked to ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2001. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Representatives of PricewaterhouseCoopers LLP have been invited to and are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO RATIFY THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2001.

                              STOCKHOLDER PROPOSALS

         Stockholders who desire to submit to the Company proposals for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders must submit such proposals to the Secretary of the Company by November 21, 2001.

                                  OTHER MATTERS

         The Board does not intend to present any business at the Annual Meeting other than the items stated in the "Notice of Annual Meeting of Stockholders" and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any continuations or adjournments thereof, it is intended that the enclosed proxy will be voted with respect thereto in accordance with the best judgment and discretion of the persons named in the proxy.

         In addition to solicitation by mail, certain of the Company's directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone, telecopy or telegram. The costs of such solicitation will be borne by the Company. The Company will also make arrangements with brokerage houses, custodians and other nominees to send proxy materials to the beneficial owners of shares of the Company's Common Stock held in their names, and the Company will reimburse them for their related postage and clerical expenses.

                            AVAILABILITY OF FORM 10-K
                        AND ANNUAL REPORT TO STOCKHOLDERS

         Copies of the Company's Annual Report to Stockholders for the fiscal year ended December 30, 2000, which includes certain audited financial information about the Company, are currently being mailed to stockholders together with this Proxy Statement. Additional copies of such Annual Report, along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, as filed with the Securities and Exchange Commission (exclusive of documents incorporated therein by reference), are available without charge to stockholders upon written request to the Company's investor relations department at the Company's main address.

                                                                      EXHIBIT A.

                             TRACTOR SUPPLY COMPANY
                             AUDIT COMMITTEE CHARTER

PURPOSE
The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls that management and the Board of Directors have established and the audit process. The Audit Committee will serve as a focal point for and facilitate open communications relating to financial, accounting, reporting and internal control matters between the Board of Directors, management and the external auditor.

ORGANIZATION
- The Audit Committee shall be composed of at least three independent directors who shall be appointed annually by the Board of Directors.
- Only independent directors, as defined by Nasdaq, may serve on the Audit Committee.
- Members of the Audit Committee shall be financially literate and at lease one member of the Committee shall have an accounting or related financial background.
- The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with a written agenda for all meetings.
- The Audit Committee shall meet at least two times per year. The Committee may invite members of management or others to attend its meetings and to provide pertinent information as necessary.

AUTHORITY
In discharging its responsibilities, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation. The external auditor is ultimately responsible to the Board of Directors and the Audit Committee.


DUTIES AND RESPONSIBILITIES
In fulfilling its responsibilities, the Audit Committee shall:

General
- Review the Committee's charter on an annual basis and recommend modifications, as necessary, to the Board of Directors.
- Report Committee actions to the Board of Directors, including any recommendations the Committee may deem appropriate.
- Meet with the Controller, the external auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee and to confirm that the external auditors have had full, free and unrestricted access to all company records, property, personnel and operations during the course of their audits.
- Review with the Controller and the external auditor the coordination of audit efforts to assure completeness of the coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources.

Internal Controls and Risk Assessment
- Review the company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks.
-    Consider and review with management and the external auditor:

     1. The effectiveness of or weaknesses in the company's internal controls and the overall control environment.
     2. Any related significant findings and recommendations of the independent accountants and together with management's responses thereto, including the plan and timetable for implementation of corrective actions.
     3. The status and adequacy of management information systems and other information technology, including the significant related risks and major controls over such activities.

Financial Reporting
- Upon completion of the annual audit, discuss with management and the external auditor:

     1. The company's annual financial statements, related footnotes and annual report on form 10-K to be filed with the Securities and Exchange Commission.
     2. The external auditor's audit of the annual financial statements and related report thereon.
     3. Any significant changes required in the external auditor's audit plan and any significant difficulties or disputes with management encountered during the course of the audit.
     4. The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates and the details on material accruals and reserves.
     5. Changes in accounting principles, including the rationale for such changes and their impact on the financial statements.
     6. The overall quality of the company's financial reporting and the company's accounting principles.
     7. Any other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

- Based upon its findings in performing this review, the Audit Committee will make a recommendation to the Board of Directors regarding the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K. In addition, the Audit Committee will provide a report in the Company's annual proxy statement which discusses (1) whether the committee discussed these matters with management and the external auditors and (2) whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K.
- The external auditors shall perform reviews of the Company's quarterly financial statements and discuss with management and with the Committee or its Chairman the results of their review prior to the filing of the Company's quarterly report on Form 10-Q.

External Auditor
- Recommend to the Board of Directors the selection, retention and, when necessary, the replacement of the external auditor, review the compensation of the external auditor.
- Review the scope and approach of the annual audit, including the identification of business and financial risks and exposures, with the external auditor.
- Confirm the independence of the external auditor. On an annual basis, obtain from the external auditor a written statement that confirms their independence and addresses relationships and services that may impact independence. The Committee shall take appropriate action in response to the external auditor's report to satisfy itself of the external auditor's independence.
- Obtain and review a schedule summarizing the nature of all services provided by and the related fees paid to the external auditor.
- Instruct the external auditor to report directly to the Audit Committee any serious difficulties or disagreements with management.

P                           TRACTOR SUPPLY COMPANY
R
O                      ANNUAL MEETING OF STOCKHOLDERS
X
Y           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Calvin B. Massmann and David C. Lewis and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated on the reverse side, all shares of common stock, par value $.008 per share ("Common Stock"), of Tractor Supply Company (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 26, 2001 and at any adjournment thereof.

                                                                ----------------
                CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE SIDE
                                                                ----------------

         PLEASE MARK
  [X]    VOTES AS IN
         THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ITEMS 1 AND 2.


1. Election of two Class I Directors for a three-year term ending at the 2004 Annual Meeting of Stockholders.

NOMINEES FOR CLASS I DIRECTORS:
Thomas O. Flood and Gerard E. Jones


        FOR     [ ]                  WITHHOLD  [ ]
        ALL                          FROM ALL
     NOMINEES                        NOMINEES



   [ ]
       --------------------------------------
       For all nominees except as noted above




                                              FOR      AGAINST     ABSTAIN

2.   Ratification of the reappointment        [ ]        [ ]         [ ]
     of PricewaterhouseCoopers LLP as
     independent certified public
     accountants for the fiscal year
     ending December 29, 2001

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]



IMPORTANT: Please date and sign as your name appears at left and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, a duly authorized officer whose title is stated should sign this proxy in the full corporation name.

Signature:________________________________   Date_______________

Signature:________________________________   Date_______________